UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 21, 2007
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation or organization)		Number)

Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 21, 2007, Equity LifeStyle Properties, Inc. (the “Company”) amended its unsecured debt to increase its maximum unsecured borrowing capacity from $275 million to $420 million. Prior to the amendment, the Company had a $225 million line of credit (“$225M LOC”), and a $50 million line of credit (“$50M LOC”). The amendment increased its $225M LOC to $400 million and decreased its $50M LOC to $20 million. The lines of credit continue to accrue interest at LIBOR plus a maximum of 1.20% per annum, have a 0.15% facility fee, mature on June 30, 2010, and have a one-year extension option. Our current group of banks have committed up to $370 million on our $420 million borrowing capacity. The Company incurred commitment and arrangement fees of approximately $285,000 to increase its borrowing capacity.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a Registrant
     The information provided in Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Credit Agreement ($400 million Revolving Facility) dated September 21, 2007
Exhibit 99.2	Second Amendment and Restated Loan Agreement ($20 million Revolving Facility) dated September 21, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and
Chief Financial Officer

Date: September 25, 2007